EXHIBIT 5.1

March 18, 2016

Board of Directors FNB Bancorp 975 El Camino Real South San Francisco, CA 94080

Re:	FNB Bancorp 2008 Stock Option Plan

Dear Directors:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by FNB Bancorp (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 350,000 shares of the Company’s Common Stock, no par value, issuable under the FNB Bancorp 2008 Stock Option Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ DODD MASON GEORGE LLP

DODD MASON GEORGE LLP
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